EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of National Penn Bancshares, Inc. on Form S- 8 of our report dated January 17, 1997 incorporated in the Annual Report on Form 10-K of National Penn Bancshares, Inc. for the year ended December 31, 1996.

/s/ Grant Thornton LLP
---------------------------------
GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 12, 1997